Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(11) Berlin / REIT Correlation Analysis January 2019Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(11) Berlin / REIT Correlation Analysis January 2019

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin / REIT Index 1-Year Correlation Analysis Daily Return Correlation § Analysis based on daily change in share price over the last year (1) R-Sq. Beta 2 – R between daily returns of Berlin and MSCI U.S. REIT Index of 0.19 vs. S&P 0.44 0.77 vs. Alts (excl. Oslo) 0.24 0.39 (1) – Implied beta vs. MSCI U.S. REIT Index of 0.54 vs. REIT Index 0.19 0.54 20.0% 15.0% 10.0% 5.0% -% (5.0%) (7.1%) (7.7%) (9.6%) (10.0%) (10.2%) (15.0%) (20.0%) Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Berlin (NYSE) US REIT Index S&P 500 Alt Peers (excl. Oslo) Source: FactSet as of 01/04/2019 Note: Alt Peers include APO, ARES, BX, CG, KKR (1) Beta is calculated as covariance of daily returns of Berlin and the reference index divided by variance of the daily returns of the reference index 2Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin / REIT Index 1-Year Correlation Analysis Daily Return Correlation § Analysis based on daily change in share price over the last year (1) R-Sq. Beta 2 – R between daily returns of Berlin and MSCI U.S. REIT Index of 0.19 vs. S&P 0.44 0.77 vs. Alts (excl. Oslo) 0.24 0.39 (1) – Implied beta vs. MSCI U.S. REIT Index of 0.54 vs. REIT Index 0.19 0.54 20.0% 15.0% 10.0% 5.0% -% (5.0%) (7.1%) (7.7%) (9.6%) (10.0%) (10.2%) (15.0%) (20.0%) Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Berlin (NYSE) US REIT Index S&P 500 Alt Peers (excl. Oslo) Source: FactSet as of 01/04/2019 Note: Alt Peers include APO, ARES, BX, CG, KKR (1) Beta is calculated as covariance of daily returns of Berlin and the reference index divided by variance of the daily returns of the reference index 2

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin / REIT Index Q4 2018 Correlation Analysis

- Analysis based on daily change in share price over Q4 2018
  - R^2 between daily returns of Berlin and MSCI U.S. REIT Index of **0.21**
  - Implied beta(1) vs. MSCI U.S. REIT Index of **0.52**

Daily Return Correlation	R-Sq.	Beta(1)
vs. S&P	0.52	0.70
vs. Alts (excl. Oslo)	0.31	0.36
vs. REIT Index	0.21	0.52


10.0%
5.0%
-%
(5.0%)
(10.0%)
(15.0%)
(20.0%)
(25.0%)
(30.0%)
(35.0%)
(40.0%)
Oct-18
Nov-18
Dec-18
Jan-19
(7.4%)
(12.1%)
(13.4%)
(28.5%)
Berlin (NYSE)
US REIT Index
S&P 500
Alt Peers (excl. Oslo)

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 01/04/2019
Note: Alt Peers include APO, ARES, BX, CG, KKR
(1) Beta is calculated as covariance of daily returns of Berlin and the reference index divided by variance of the daily returns of the reference index

3

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided exclusively to Oaktree Capital Group, LLC (the “Company”), (including its officers and members of its board of directors, in their capacities as such and not in any individual capacity), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. 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Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 4Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided exclusively to Oaktree Capital Group, LLC (the “Company”), (including its officers and members of its board of directors, in their capacities as such and not in any individual capacity), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. 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Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Perella Weinberg Partners has not been asked to consider any alternatives that may be available to the Company. 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In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 4